UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549



                               FORM 8-K

           Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 26, 2006
                                                   -------------


              TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.

        (Exact Name of Registrant as Specified in its Charter)


             -----------------------------------------------

              Delaware                0-20303             13-2846796
              --------                -------             ----------
   (State or other jurisdiction    (Commission        (I.R.S. employer
         of incorporation)          file number)       identification no.)


       4 Hardscrabble Heights
           P.O. Box 382
           Brewster, NY                                      10509
       ----------------------                                -----
       (Address of principal                               (Zip Code)
         executive offices)


   Registrant's telephone number, including area codes: (845) 277-8100
                                                        --------------



                              NOT APPLICABLE

       (Former name or former address, if changed since last report)



      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):


[  ]    Written communications pursuant to Rule 425 under the
        Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the
        Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b)
        under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c)
        under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) In May 2006, the Audit Committee of the Board of Directors of Touchstone Applied Science Associates, Inc. (the "Company") authorized the Company to seek proposals from certified public accounting firms to provide audit services for the fiscal year ending October 31, 2006 and the interim period ending July 31, 2006. The Audit Committee decided to issue the request for proposal because it wanted the opportunity to review firms in light of the Company's then pending acquisition of Questar Education Systems, Inc., which has its principal office in Minneapolis. Questar was acquired by the Company in June 2006 and constitutes a significant subsidiary of the Company. After the closing of the acquisition of Questar, the Audit Committee of the Company reviewed the proposals received from accounting firms, completed its due diligence investigations and considered the benefits and detriments of changing independent auditors. On July 26, 2006, the Audit Committee notified Lazar Levine & Felix, LLP ("Lazar Levine"), of its decision to dismiss Lazar Levine as the Company's independent auditors.

            During each of the last two fiscal years of the Company, ended October 31, 2005 and October 31, 2004, the reports of Lazar Levine on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

            The decision to change principal accountants was approved by the Audit Committee of the Company's Board of Directors.

            During the two most recent fiscal years of the Company and any subsequent interim periods, there were no disagreements between the Company and Lazar Levine on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Lazar Levine, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

            The Company has provided Lazar Levine with a copy of the above disclosures in response to Item 304(a) of Regulation S-B in conjunction with the filing of this Form 8-K. The Company requested that Lazar Levine deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-B, and if
not, stating the respects in which it does not agree.   A copy
of the letter of Lazar Levine is filed as Exhibit 16.1 to this Form 8-K Current Report.

     (b) On July 26, 2006, the Audit Committee notified McGladrey & Pullen LLP ("McGladrey") that the Company had selected McGladrey as the Company's independent public accountant for the Company's fiscal year ending October 31, 2006 and the interim period ending July 31, 2006, subject to the execution of a definitive engagement letter. During the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted with McGladrey regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did McGladrey provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Company's two most recent fiscal years or subsequent interim periods, the Company has not consulted with McGladrey on any matter that was the subject of a disagreement or a reportable event.

ITEM 9.01(D).  EXHIBITS.

     The following Exhibit is filed as part of this Report:


     Exhibit 16.1    Letter, dated July 27, 2006, from Lazar
                     Levine & Felix, LLP, to the Securities and
                     Exchange Commission.

                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TOUCHSTONE APPLIED SCIENCE
                                           ASSOCIATES, INC.


Date:  July 28, 2006


                                           By: /s/ ANDREW L. SIMON
                                               -------------------
                                               Andrew L. Simon
                                               President and Chief
                                               Executive Officer


                                           By: /s/ JAMES WILLIAMS
                                               -------------------
                                               James Williams
                                               Vice President and Chief
                                               Financial Officer

                               INDEX TO EXHIBITS
                               -----------------
Exhibit
-------

 16.1 Letter, dated July 27, 2006, from Lazar Levine & Felix, LLP, to the Securities and Exchange Commission.